Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 and in the related prospectus of our report dated September 28, 2009, except for Note 14, as to which the date is December 16, 2009, on the consolidated financial statements of General Finance Corporation for the year ended June 30, 2009, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California
April 28, 2010